SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                          March 5, 1997


                         NORTEK, INC.
     (Exact name of registrant as specified in its charter)



 Delaware                        1-6112              05-0314991
(State or Other Jurisdiction  (Commission         (IRS Employer
  of Incorporation)           File Number)  Identification No.)



         50 Kennedy Plaza, Providence, RI  02903-2360
 (Address of principal executive offices)  (Zip Code)



Registrant's telephone number:  (401) 751-1600



                             N/A
 (Former name or former address, if changed since last report)






Item 5.   Other Events.

      On March 5, 1997, Nortek, Inc. (the "Company") announced  a
$150,000,000 Rule 144A Senior Notes offering scheduled for completion in March 1997. The Company's press release announcing the offering is attached as an exhibit hereto.


Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits

          1.   Press Release dated March 5, 1997.

                            SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                NORTEK, INC.


                                      /s/Richard J. Harris
Dated:  March 5, 1997           By:  ___________________________
                                     Richard J. Harris
                                     Vice President and Treasurer



                                                   Exhibit 1
NORTEK NEWS
-----------

Contact:  Richard L. Bready, Chairman & CEO
          Richard J. Harris, Vice President
          (401)751-1600

Release:  IMMEDIATE


             NORTEK OFFERS $150,000,000 OF SENIOR NOTES
             ------------------------------------------

PROVIDENCE, RI, March 5, 1997 -- Nortek, Inc. today announced a $150,000,000 Rule 144A Senior Notes offering. The Senior Notes offering, scheduled for completion in March 1997, is expected to be used to refinance approximately $47,200,000 of outstanding indebtedness of the Company's subsidiaries and for acquisitions and other general corporate purposes, including investment in plant and equipment.

The Senior Notes have not been registered under the Securities Act of 1933, as amended, or under the securities law of any state and may not be offered or sold in the United States or in any such state absent an applicable exemption from registration under the Securities Act and any such law.

Nortek, Inc. (NYSE:NTK) manufacturers and markets residential, commercial and industrial building products.





March 5, 1997


SECURITIES AND EXCHANGE COMMISSION
OFIS Filer Support, Mail Stop 0-7
SEC Operations Center
6432 General Green Way
Alexandria, VA 22312-2413

Ladies and Gentlemen:

      Pursuant to Rules 101(a) and 309 of Regulation S-T submitted for filing is a Current Report on Form 8-K of Nortek, Inc. (the "Company") relating to the Company's offering of $150,000,000 Rule 144A Senior Notes.

      By copy of this letter, three paper copies of the above-referenced Form 8-K Report are simultaneously being filed with the New York Stock Exchange.

                                   Very truly yours,

                                   /s/ Marvin H. Taylor
                                   _________________________
                                   Marvin H. Taylor
                                   Associate General Counsel
                                   Nortek, Inc.


cc:  New York Stock Exchange
     20 Broad Street
     New York, NY 10005
     (w/ three copies)
Enclosures
MHT:td